                                                                    EXHIBIT 4.29


                                                                  LOAN NO. T0362
                                                                  LOAN NO. T0388

                                  COBANK, ACB
                       FIRST AMENDMENT AND SUPPLEMENT TO
                               SECURITY AGREEMENT



STATE OF LOUISIANA             )
                               )
PARISH OF CALCASIEU            )


STATE OF GEORGIA               )
                               )
COUNTY OF COBB                 )


       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO SECURITY AGREEMENT (this "First Amendment") is made and entered into as of July 1, 1996, by and between MERCURY CELLULAR TELEPHONE COMPANY (the "Debtor") having its place of business (or chief executive office if more than one place of business) located at P.O. Box 3709, Lake Charles, Louisiana 70602 and whose taxpayer identification number is 72-1099261, and COBANK, ACB (the "Secured Party"), whose mailing address is 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339, and amends and supplements that certain Security Agreement, dated as of April 20, 1995 (the "Security Agreement"), by and between the Debtor and the Secured Party.

       SECTION 1. DEFINITIONS. Capitalized terms, when used in this First Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Security Agreement.

       SECTION 2. Section 2 of the Security Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

              "SECTION 2. OBLIGATIONS. The security interest granted hereunder shall secure the following obligations (the "Obligations"):
       (a) all payments or performances to be made by CTC Financial, Inc. (the "Borrower") under the "Loan Documents" as defined in that

First Amendment to Security Agreement/MCTC
Loan No. T0362
Loan No. T0388


       certain Loan Agreement, dated as of April 20, 1995 between the Borrower and the Secured Party (as the same may be amended, supplemented, extended or restated from time to time, the "First Loan Agreement"), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated April 20, 1995, made by the Borrower to the order of the Secured Party in the original principal amount of $18,000,000 (as the same may be amended, supplemented, extended, renewed or replaced from time to time, the "First CTC Note"); (b) all payments or performances to be made by the Debtor under the Loan Documents as defined in the First Loan Agreement, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated April 20, 1995, made by the Debtor to the order of the Borrower, and assigned to the Secured Party, in the original principal amount of $18,000,000 (as the same may be amended, supplemented, extended, renewed or replaced from time to time, the "First MCTC Note"); (c) all payments or performances to be made by the Borrower under the "Loan Documents" as defined in that certain Loan Agreement, dated as of July 1, 1996, between the Borrower and the Secured Party (as the same may be amended, supplemented, extended or restated from time to time, the "Second Loan Agreement"; the First Loan Agreement and the Second Loan Agreement, collectively, the "Loan Agreements"), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated July 1, 1996, made by the Borrower to the order of the Secured Party in the original principal amount of $13,000,000 (as the same may be amended, supplemented, extended or restated from time to time, the "Second CTC Note"); (d) all payments or performances to be made by the Debtor under the Loan Documents as defined in the Second Loan Agreement, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated July 1, 1996, made by the Debtor to the order of the Borrower, and assigned to the Secured Party, in the original principal amount of $13,000,000 (as the same may be amended, supplemented, extended or restated from time to time, the "Second MCTC Note"; the First CTC Note, the Second CTC Note, the First MCTC Note and the Second MCTC Note, collectively, the "Notes" and, each, a "Note"); (e) all payments or performances under that certain Continuing Guaranty, dated as of April 20, 1995, made by the Debtor for the benefit of the Secured Party, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996 (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "MCTC Guaranty"); and (f) the payment of all other indebtedness and the performance of all other obligations of the Borrower and the Debtor to the Secured Party of every type and description, whether now existing or





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First Amendment to Security Agreement/MCTC
Loan No. T0362
Loan No. T0388


       hereafter arising, fixed or contingent, as primary obligor or as a guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreements."

       SECTION 3. All references in the Security Agreement to "this Security Agreement" shall hereafter be to the Security Agreement as amended by this First Amendment.

       SECTION 4. The "Loan Documents" or a "Loan Document," when used in the Security Agreement, shall mean the "Loan Documents" as defined in the Loan Agreements.

       SECTION 5. The Security Agreement is hereby amended by replacing all references therein to the "Loan Agreement" with the "Loan Agreements."

       SECTION 6. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity of the "Loan Documents" (as defined in the Loan Agreements, as amended), it being the intention of the parties hereto merely to amend the Security Agreement expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Security Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Debtor.

       SECTION 7. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 8. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

                         (Signatures on the next page)





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First Amendment to Security Agreement/MCTC
Loan No. T0362
Loan No. T0388


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parties, after a due reading of the whole.

       At Lake Charles, Louisiana, on July 1, 1996.



                                     MERCURY CELLULAR TELEPHONE COMPANY


                                     By: /s/ ROBERT PIPER
                                        --------------------------------
                                         Name: Robert Piper
                                              --------------------------
                                         Title:    President


                                     Attest: /s/ THOMAS G. HENNING
                                            ----------------------------
                                             Name: Thomas G. Henning
                                                  ----------------------
                                             Title: Secretary

                                                [CORPORATE SEAL]


Witnesses to all Signatures:


/s/ SHEILA KING
-------------------------------------------
Witness

/s/ PAT HAMILTON
-------------------------------------------
Witness

[ILLEGIBLE]
-------------------------------------------
Notary Public

My commission expires: LIFE TIME COMMISSION
                      ---------------------
       [NOTARIAL SEAL]


                     [Signatures Continued on Next Page]





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First Amendment to Security Agreement/MCTC
Loan No. T0362
Loan No. T0388



                   [Signatures Continued from Previous Page]



       At Atlanta, Georgia on July 2, 1996.




                              COBANK, ACB


                              By: /s/ MARY KAY DEERING
                                 ------------------------------------------
                              Name: Mary Kay Deering
                                    ---------------------------------------
                              Title: Vice President
                                     --------------------------------------



Witnesses to all Signatures:


/s/ SHAUNE KEENAN
-----------------------------------
Witness

[ILLEGIBLE]
-----------------------------------
Witness

/s/ MARIANNE R. HOWELL
-----------------------------------
Notary Public
                       Notary Public, Cobb County, Georgia
My commission expires: My Commission Expires April 25, 1999
                      -------------------------------------

       [NOTARIAL SEAL]




                                      -5-
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                                                                  Loan No. T0362
                                                                  Loan No. T0388





                       FIRST AMENDMENT AND SUPPLEMENT TO
                        MORTGAGE AND SECURITY AGREEMENT





MORTGAGOR:    MERCURY CELLULAR TELEPHONE COMPANY         MORTGAGEE:    COBANK, ACB
              1 LAKESHORE DRIVE, CM TOWER                              (TIN: 84-1102254)
              SUITE 1495                                               200 GALLERIA PARKWAY
              P.O. DRAWER 3104                                         SUITE 1900
              LAKE CHARLES, LA  70602-3104                             ATLANTA, GA 30339